Exhibit 99.1

SkyWater Technology Reports Third Quarter 2023 Results
Record Revenues and Continued Year-over-Year Increase in Gross Margin
BLOOMINGTON, Minn., – November 8, 2023 – SkyWater Technology, Inc. (NASDAQ: SKYT), the trusted technology realization partner, today announced financial results for the third quarter of 2023, ended October 1, 2023.
Financial Highlights for Q3 2023:
•Revenue increased 37% year-over-year to a record $71.6 million.
•Gross margin increased to 19.8% on a GAAP basis, compared to 15.8% in Q3 2022, and increased to 20.4% on a non-GAAP basis, compared to 16.9% in Q3 2022.
•Net loss to shareholders of $7.6 million, or $(0.16) per share on a GAAP basis, and net loss to shareholders of $2.2 million, or $(0.05) per share on a non-GAAP basis, compared to net loss to shareholders of $6.9 million, or $(0.17) per share on a GAAP basis, and net loss to shareholders $5.1 million, or $(0.13) per share on a non-GAAP basis in Q3 2022.
•Adjusted EBITDA of $8.3 million, or 11.6% of revenue, compared to $3.8 million, or 7.3% of revenue in Q3 2022.
“SkyWater again achieved revenue upside and sequential growth in what was a very strong third quarter for our ATS business,” commented Thomas Sonderman, SkyWater chief executive officer. “The outperformance we’ve achieved in 2023 to date is largely driven by increased demand – and strong operational execution – as we continue to drive improvements in fab efficiency, velocity, linearity, and output. We are also starting to see an increasing contribution of customer-funded capital expenditures, which is a trend we expect to continue, as our customers are significantly increasing their investments in SkyWater. The transformative process currently underway is proceeding well and is accelerating, especially now that John Sakamoto is on board as our new president and COO. We anticipate another year of revenue growth and continued strong financial results ahead for 2024.”
Recent Business Highlights:
•Year-to-date revenues of $208 million, up 40% compared to the first nine months of 2022, are ahead of our long-term annual revenue growth objectives due to strong demand and improved operational execution for our Advanced Technology Services (ATS) business, which has also driven strong improvement in gross margin and adjusted EBITDA in 2023.
•Increased size and scope of multiple strategic aerospace and defense programs; continued progress on the productization and qualification of SkyWater’s RadHard 90nm platform during Q3 ahead of the planned production ramp in 2025.
•Increased tool revenues in Q3 mark the beginning of a period of significant increases in customer-funded capital expenditures expected in the quarters ahead, which we believe is a strong indicator of our customers’ desires to make increased investments in SkyWater to enable the growth ramp for multiple products and platforms currently under development.
•Electronic systems design leader Cadence Design Systems, Inc. is now offering a full SKY130 process design kit (PDK) to their broad subscribed user base, encouraging and facilitating design work and subsequent tapeouts on one of SkyWater’s key CMOS technology platforms.
•Continued momentum for our CHIPS Act funding applications, in particular for our planned expansion in Bloomington MN, and we look forward to the continued due diligence process with the Department of Commerce for mature node fabrication facilities.

Q3 2023 Summary:

GAAP
In millions, except per share data	Q3 2023	Q3 2022	Y/Y	Q2 2023	Q/Q
ATS revenue	$57.1	$35.2	62%	$53.0	8%
Wafer Services revenue	$14.5	$17.2	(16)%	$16.8	(14)%
Total revenue	$71.6	$52.3	37%	$69.8	3%
Gross profit	$14.1	$8.3	71%	$16.7	(15)%
Gross margin	19.8%	15.8%	400 bps	23.9%	(410) bps
Net loss to shareholders	$(7.6)	$(6.9)	(9)%	$(8.6)	NM
Basic loss per share	$(0.16)	$(0.17)	NM	$(0.19)	NM
Net loss margin to shareholders	(10.6)%	(13.3)%	270 bps	(12.3)%	170 bps

Non-GAAP
In millions, except per share data	Q3 2023	Q3 2022	Y/Y	Q2 2023	Q/Q
Non-GAAP gross profit	$14.6	$8.8	65%	$17.7	(17)%
Non-GAAP gross margin	20.4%	16.9%	350 bps	25.3%	(490) bps
Non-GAAP net loss to shareholders	$(2.2)	$(5.1)	57%	$(2.0)	(11)%
Non-GAAP basic loss per share	$(0.05)	$(0.13)	62%	$(0.04)	(25)%
Adjusted EBITDA	$8.3	$3.8	117%	$10.3	(19)%
Adjusted EBITDA margin	11.6%	7.3%	430 bps	14.7%	(310) bps
NM - Not meaningful
Q3 2023 Results:
•Revenue: Revenue of $71.6 million increased 37% year-over-year. ATS revenue of $57.1 million increased 62% year-over-year. ATS revenue contained $3.2 million of tool revenue in the third quarter of 2023 and $0.2 million in the third quarter of 2022. Wafer Services revenue of $14.5 million decreased (16)% compared to the third quarter of 2022.
•Gross Profit: GAAP gross profit was $14.1 million, or 19.8% of revenue, compared to gross profit of $8.3 million, or 15.8% of revenue, in the third quarter of 2022. Non-GAAP gross profit was $14.6 million, or 20.4% of revenue, compared to non-GAAP gross profit of $8.8 million, or 16.9% of revenue, in the third quarter of 2022.
•Operating Expenses: GAAP operating expenses were $18.3 million, compared to $13.4 million in the third quarter of 2022, and included $3.5 million of project-based management consulting transformation fees related to long-term improvement in automation and operational efficiency that were not a component of operating expenses in the third quarter of 2022.
•Net Loss: GAAP net loss to shareholders of $7.6 million, or $(0.16) per share, compared to a net loss to shareholders of $6.9 million, or $(0.17) per share, in the third quarter of 2022. Non-GAAP net loss to shareholders of $2.2 million, or $(0.05) per share, compared to a non-GAAP net loss to shareholders of $5.1 million, or $(0.13) per share, in the third quarter of 2022.
•Adjusted EBITDA: Adjusted EBITDA was $8.3 million, or 11.6% of revenue, compared to $3.8 million, or 7.3% of revenue, in the third quarter of 2022.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below in the section titled, “Non-GAAP Financial Measures.”

Investor Webcast
SkyWater will host a conference call on Wednesday, November 8, 2023, at 3:30 p.m. CT to discuss its third quarter 2023 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S.-based semiconductor manufacturer and a DMEA-accredited Category 1A Trusted Foundry. SkyWater’s Technology as a Service model streamlines the path to production for customers with development services, volume production and heterogeneous integration solutions in its world-class U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology with diverse categories including mixed-signal CMOS, read-out ICs, rad-hard ICs, power management, MEMS, superconducting ICs, photonics, carbon nanotubes and interposers. SkyWater serves growing markets including aerospace & defense, automotive, biomedical, cloud & computing, consumer, industrial and IoT. For more information, visit: www.skywatertechnology.com.
Cautionary Statement Regarding Preliminary Results
The Company’s results for the third quarter of 2023 are preliminary, unaudited and subject to the finalization of the Company’s third quarter review and full-year audit and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. The Company cautions that actual results may differ materially from those described in this press release.
SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our sole semiconductor foundry at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel in a competitive labor market; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; our ability to meet our long-term growth targets; and other factors discussed in the “Risk Factors” section of the annual report on Form 10-K the Company filed with the SEC on March 15, 2023 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
Source String: SkyWater Technology (SKYT-IR)
SkyWater Investor Contact: Claire McAdams | claire@headgatepartners.com
SkyWater Media Contact: Lauri Julian | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Consolidated Balance Sheets
(Unaudited)

	October 1, 2023	January 1, 2023

	(in thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$17,346	$30,025
Accounts receivable (net of allowance for credit losses of $4,699 and $1,638, respectively)	43,492	28,045
Contract assets (net of allowance for credit losses of $227 and $0, respectively)	37,733	34,625
Inventory	16,648	13,397
Prepaid expenses and other current assets	8,654	10,290
Income tax receivable	122	169
Total current assets	123,995	116,551
Property and equipment, net	165,818	179,915
Intangible assets, net	4,843	5,608
Other assets	5,053	3,690
Total assets	$299,709	$305,764
Liabilities and shareholders' equity
Current liabilities
Current portion of long-term debt	$4,241	$1,855
Accounts payable	14,378	21,102
Accrued expenses	39,381	25,212
Short-term financing, net of unamortized debt issuance costs	45,253	55,817
Contract liabilities	24,674	28,186
Total current liabilities	127,927	132,172
Long-term liabilities
Long-term debt, less current portion and net of unamortized debt issuance costs	37,729	35,181
Long-term incentive plan	—	1,643
Long-term contract liabilities	55,636	67,967
Deferred income tax liability, net	1,121	1,239
Other long-term liabilities	9,466	13,585
Total long-term liabilities	103,952	119,615
Total liabilities	231,879	251,787
Shareholders' equity
Preferred stock, $0.01 par value per share (80,000,000 shares authorized, zero shares issued and outstanding)	—	—
Common stock, $0.01 par value per share (200,000,000 shares authorized; 47,006,694 and 43,704,876 shares issued and outstanding)	470	437
Additional paid-in capital	177,286	147,304
Accumulated deficit	(114,878)	(94,072)
Total shareholders' equity, SkyWater Technology, Inc.	62,878	53,669
Noncontrolling interests	4,952	308
Total shareholders' equity	67,830	53,977
Total liabilities and shareholders' equity	$299,709	$305,764

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Operations
(Unaudited)

	Three-Month Period Ended			Nine-Month Period Ended
	October 1, 2023	July 2, 2023	October 2, 2022	October 1, 2023	October 2, 2022

	(in thousands, except share data)
Revenue	$71,624	$69,811	$52,326	$207,529	$147,854
Cost of revenue	57,477	53,144	44,049	160,247	138,437
Gross profit	14,147	16,667	8,277	47,282	9,417
Research and development expense	2,233	2,396	2,580	7,296	7,223
Selling, general, and administrative expense	16,105	17,820	10,778	48,821	33,263
Operating loss	(4,191)	(3,549)	(5,081)	(8,835)	(31,069)
Interest expense	(2,507)	(2,950)	(1,331)	(7,928)	(3,400)
Loss before income taxes	(6,698)	(6,499)	(6,412)	(16,763)	(34,469)
Income tax (benefit) expense	(96)	25	87	(71)	(44)
Net loss	(6,602)	(6,524)	(6,499)	(16,692)	(34,425)
Less: net income attributable to noncontrolling interests	966	2,066	440	3,739	2,125
Net loss attributable to SkyWater Technology, Inc.	$(7,568)	$(8,590)	$(6,939)	$(20,431)	$(36,550)
Net loss per share attributable to common shareholders, basic and diluted	$(0.16)	$(0.19)	$(0.17)	$(0.45)	$(0.91)
Weighted average shares used in computing net loss per common share, basic and diluted	46,445,309	44,743,269	40,669,322	45,001,998	40,245,736

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine-Month Period Ended
	October 1, 2023	October 2, 2022

	(in thousands)
Cash flows from operating activities
Net loss	$(16,692)	$(34,425)
Adjustments to reconcile net loss to net cash flows used in operating activities
Depreciation and amortization	21,651	20,740
Amortization of debt issuance costs included in interest expense	1,349	521
Long-term incentive and equity-based compensation	5,673	7,033
Cash paid for contingent consideration in excess of initial valuation	—	(816)
Deferred income taxes	(118)	(30)
Cash paid for operating leases	(37)	—
Cash paid for interest on finance leases	(649)	—
Provision for credit losses	4,133	—
Changes in operating assets and liabilities
Accounts receivable and contract assets	(23,063)	773
Inventory	(3,251)	(4,686)
Prepaid expenses and other assets	270	(1,212)
Accounts payable and accrued expenses	4,868	16,705
Contract liabilities, current and long-term	(15,843)	(10,612)
Income tax receivable and payable	47	1
Net cash used in operating activities	(21,662)	(6,008)
Cash flows from investing activities
Purchase of software and licenses	(612)	(400)
Purchases of property and equipment	(3,864)	(11,325)
Net cash used in investing activities	(4,476)	(11,725)
Cash flows from financing activities
Draws on revolving line of credit	182,763	—
Paydowns of revolving line of credit	(194,396)	—
Net proceeds on Revolver	—	14,522
Proceeds from tool financings	6,492	—
Repayment of VIE financing	(1,839)	(765)
Cash paid for principal on finance leases	(818)	(1,158)
Proceeds from the issuance of common stock pursuant to the employee stock purchase plan	2,305	1,800
Proceeds from the issuance of common stock, net of commissions	20,397	2,186
Cash paid on license technology obligations	(2,350)	(1,150)
Net contributions (distributions) from (to) noncontrolling interest	905	(1,297)
Net cash provided by financing activities	13,459	14,138
Net uses of cash and cash equivalents	(12,679)	(3,595)
Cash and cash equivalents - beginning of period	30,025	12,917
Cash and cash equivalents - end of period	$17,346	$9,322

Supplemental Financial Information by Quarter

	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022

	(in thousands)
ATS revenue	$57,134	$53,009	$48,306	$47,876	$35,172	$29,823	$26,575
Wafer Services revenue	14,490	16,802	17,788	17,211	17,154	17,584	21,546
Total revenue	$71,624	$69,811	$66,094	$65,087	$52,326	$47,407	$48,121

Tool revenue (1)	$3,243	$936	$536	$30	$219	$313	$984
Tool cost of revenue (1)	2,861	290	484	46	152	200	984
Tool gross profit (loss)	$382	$646	$52	$(16)	$67	$113	$—

Revenue impact of modified customer contracts	$—	$3,601	$—	$4,685	$—	$—	$8,230
Cost of revenue impact of modified customer contracts	—	—	—	—	—	—	10,887
Gross profit (loss) impact of modified customer contracts	$—	$3,601	$—	$4,685	$—	$—	$(2,657)
__________________
(1)Tool revenue and cost of tool revenue arise from the purchase, installation, and qualification of equipment for our customers. This equipment is used to complete ATS customer programs. Tool revenue is recorded in ATS revenue.

Non-GAAP Financial Measures
We provide supplemental, non-GAAP financial information that our management regularly evaluates to provide additional insight to investors as supplemental information to our results reported using U.S. generally accepted accounting principles (GAAP). We provide non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss to shareholders, and non-GAAP net loss to shareholders per share. Our management uses these non-GAAP financial measures to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they provide a baseline for analyzing trends in our business and exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings press release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because these non-GAAP financial measures are not determined in accordance with GAAP, other companies, including our peers, may calculate their non-GAAP financial measures differently than we do. As a result, the non-GAAP financial measures presented in this earnings press release may not be directly comparable to similarly titled measures presented by other companies.
We also provide adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin as supplemental non-GAAP measures. We define adjusted EBITDA as net (loss) income before net interest expense, income tax (benefit) expense, depreciation and amortization, equity-based compensation and certain other items that we do not view as indicative of our ongoing performance, including net income attributable to noncontrolling interests, certain management consulting fees, CHIPS Act specialist fees, management transition expense, and SkyWater Florida start-up costs. Our management uses adjusted EBITDA and adjusted EBITDA margin to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe adjusted EBITDA is a useful performance measure to our investors because it allows for an effective evaluation of our operating performance when compared to other companies, including our peers, without regard to financing methods or capital structures. We exclude the items listed above from net income or loss in arriving at adjusted EBITDA because the amounts of these items can vary substantially within our industry depending on the accounting methods and policies used, book values of assets, capital structures, and the methods by which assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income determined in accordance with GAAP. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost bases of depreciable assets, none of which are reflected in adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP financial measures should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.

We continuously evaluate the non-GAAP financial measures we use, the manner in which non-GAAP financial measures are calculated, and the adjustments we make to GAAP results to derive our non-GAAP financial measures. In the third quarter of 2023, we made the following changes to our non-GAAP financial measures and revised prior period non-GAAP financial measures to conform the calculation of non-GAAP financial measures across all periods and provide comparability:
•Tool sales have historically been infrequent and viewed by management as secondary to ATS development programs. Accordingly, we previously excluded the margin on tool sales when calculating non-GAAP gross profit, non-GAAP gross margin, non-GAAP earnings to shareholders and non-GAAP earnings to shareholders per basic share. Recently, our ATS customers have increasingly sought us to purchase tools on their behalf and we expect this trend to continue going forward. Accordingly, we no longer believe tool sales are infrequent and therefore do not exclude the impact of tool revenue and tool cost of revenue in the calculation of our non-GAAP financial measures.
•Since the second quarter of 2023, we have incurred project-based, management consulting fees related to long-term transformation activities focused on improvement in automation and operational efficiency. Similarly, we have also incurred project-based specialist fees associated with our CHIPS Act application. Neither of these types of fees are required to run our business and, therefore, are incremental to our ongoing operations and are not a normal operating expense. Beginning in the third quarter of 2023, we began excluding these fees in the calculation of non-GAAP earnings, non-GAAP earnings to shareholders per share, and adjusted EBITDA.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three-Month Period Ended
	October 1, 2023	July 2, 2023 (Revised)	October 2, 2022 (Revised)

	(in thousands)
GAAP revenue	$71,624	$69,811	$52,326

GAAP cost of revenue	$57,477	$53,144	$44,049
Equity-based compensation (1)	(438)	(291)	(456)
Management transition expense (2)	—	(705)	—
SkyWater Florida start-up costs (3)	—	—	(114)
Non-GAAP cost of revenue	$57,039	$52,148	$43,479

GAAP gross profit	$14,147	$16,667	$8,277
GAAP gross margin	19.8%	23.9%	15.8%
Equity-based compensation (1)	$438	$291	$456
Management transition expense (2)	—	705	—
SkyWater Florida start-up costs (3)	—	—	114
Non-GAAP gross profit	$14,585	$17,663	$8,847
Non-GAAP gross margin	20.4%	25.3%	16.9%

GAAP research and development expense	$2,233	$2,396	$2,580
Equity-based compensation (1)	(218)	(217)	(115)
Non-GAAP research and development expense	$2,015	$2,179	$2,465

GAAP selling, general, and administrative expense	$16,105	$17,820	$10,778
Equity-based compensation (1)	(1,197)	(1,459)	(1,128)
Management transition expense (2)	—	(130)	—
Management consulting fees (4)	(3,522)	(2,500)	—
CHIPS Act specialist fees (5)	—	(1,320)	—
Non-GAAP selling, general, and administrative expense	$11,386	$12,411	$9,650

	Three-Month Period Ended
	October 1, 2023	July 2, 2023 (Revised)	October 2, 2022 (Revised)

	(in thousands)
GAAP net loss to shareholders	$(7,568)	$(8,590)	$(6,939)
Equity-based compensation (1)	1,853	1,967	1,699
Management transition expense (2)	—	835	—
SkyWater Florida start-up costs (3)	—	—	114
Management consulting fees (4)	3,522	2,500	—
CHIPS Act specialist fees (5)	—	1,320	—
Non-GAAP net loss to shareholders	$(2,193)	$(1,968)	$(5,126)

Equity-based compensation allocation in the consolidated statements of operations (1):
Cost of revenue	$438	$291	$456
Research and development expense	218	217	115
Selling, general, and administrative expense	1,197	1,459	1,128
	$1,853	$1,967	$1,699

Management transition expense allocation in the consolidated statements of operations (2):
Cost of revenue	$—	$705	$—
Selling, general, and administrative expense	—	130	—
	$—	$835	$—

	Three-Month Period Ended October 1, 2023
	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(7,568)	$(2,193)
Denominator:
Weighted-average common shares outstanding, basic and diluted	46,445	46,445
Net loss per common share, basic and diluted	$(0.16)	$(0.05)

	Three-Month Period Ended July 2, 2023 (Revised)
	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(8,590)	$(1,968)
Denominator:
Weighted-average common shares outstanding, basic and diluted	44,743	44,743
Net loss per common share, basic and diluted	$(0.19)	$(0.04)

	Three-Month Period Ended October 2, 2022
	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(6,939)	$(5,126)
Denominator:
Weighted-average common shares outstanding, basic and diluted	40,669	40,669
Net loss per common share, basic and diluted	$(0.17)	$(0.13)

	Three-Month Period Ended			Nine-Month Period Ended
	October 1, 2023	July 2, 2023 (Revised)	October 2, 2022	October 1, 2023	October 2, 2022
	(in thousands)
Net loss to shareholders (GAAP)	$(7,568)	$(8,590)	$(6,939)	$(20,431)	$(36,550)
Net loss margin to shareholders	(10.6)%	(12.3)%	(13.3)%	(9.8)%	(24.7)%
Interest expense (6)	$2,507	$2,950	$1,331	$7,928	$3,400
Income tax (benefit) expense	(96)	25	87	(71)	(44)
Depreciation and amortization	7,092	7,207	7,083	21,651	20,740
EBITDA	1,935	1,592	1,562	9,077	(12,454)
Equity-based compensation (1)	1,853	1,967	1,699	5,673	7,033
Management transition expense (2)	—	835	—	835	—
SkyWater Florida start-up costs (3)	—	—	114	—	674
Management consulting fees (4)	3,522	2,500	—	6,022	—
CHIPS Act specialist fees (5)	—	1,320	—	1,320	—
Net income attributable to noncontrolling interests (7)	966	2,066	440	3,739	2,125
Adjusted EBITDA	$8,276	$10,280	$3,815	$26,666	$(2,622)
Adjusted EBITDA margin	11.6%	14.7%	7.3%	12.8%	(1.8)%
__________________
(1)Represents non-cash equity-based compensation expense.
(2)Represents severance and other costs related to the reorganization of the manufacturing and operations leadership team.
(3)Represents start-up costs associated with our 200 mm heterogeneous integration facility in Kissimmee, Florida, which includes legal fees, recruiting expenses, retention awards and facility start-up expenses. These expenses are not representative of our expected ongoing costs. Effective 2023, our Kissimmee, Florida plant is up and running and no longer in its start-up phase.
(4)Represents project-based management consulting fees related to long-term transformation activities focused on improvement in automation and operational efficiency.
(5)Represents project-based specialist fees related to our CHIPS Act application process.
(6)Includes losses related to the extinguishment of our revolving credit agreement in 2022.
(7)Represents net income attributable to our VIE, which was formed for the purpose of purchasing the land and building of our primary operating facility in Bloomington, Minnesota. Since depreciation and interest expense are excluded from net loss in our adjusted EBITDA financial measure, we also exclude the net income attributable to the VIE.